Exhibit 99.1

West Announces Fourth-Quarter and Full-Year 2020 Results
- Conference Call Scheduled for 9 a.m. EST Today -

Exton, PA, February 18, 2021 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the fourth-quarter, full-year 2020 and introduced full-year 2021 financial guidance.

Fourth-Quarter and Full-Year 2020 Summary (comparisons to prior-year period)
•Fourth-quarter 2020 net sales of $580.2 million grew 23.3%; organic sales growth was 19.8%. Full-year 2020 net sales of $2.147 billion grew 16.7%; organic sales growth was 16.3%.
•Fourth-quarter 2020 reported-diluted EPS of $1.29 increased 53.6%. Full-year 2020 reported-diluted EPS of $4.57 increased 42.4%.
•Fourth-quarter 2020 adjusted-diluted EPS of $1.34 increased 63.4%. Full-year 2020 adjusted-diluted EPS of $4.76 increased 46.9%.
•Company is introducing full-year 2021 financial guidance of net sales in a range of $2.500 billion to $2.525 billion and reported-diluted EPS in a range of $6.00 to $6.15.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had a successful 2020 with tremendous execution, dedication and resiliency of our team and, most importantly, the trust of our customers across the globe. I am proud that we finished the year with record full-year net sales, organic sales growth and operating profit margin. Fourth quarter results were robust, led by strong growth in our Biologics and Generics market units. In addition, we experienced an acceleration in COVID-19-associated sales of high-value product (HVP) components used for vaccines and therapeutics,” said Eric M. Green, President and Chief Executive Officer.

Mr. Green concluded, “As we look ahead, we believe there is strong momentum in our base business and uptake of our HVP components and devices. We will continue to operate with excellence and a sense of urgency to maintain the supply of life-saving solutions that our customers, and ultimately patients, rely upon during these challenging times.”

Proprietary Products Segment
In the fourth-quarter 2020, net sales grew by 28.7% to $454.1 million. Organic sales growth was 25.1%, with currency translation increasing sales growth by 360 basis points. HVP components and devices represented over 65% of segment sales and generated double-digit organic sales growth.

Our Biologics market unit had strong double-digit organic sales growth, led by Flurotec®, Westar®, Daikyo® and NovaPure® components. Our Generics market unit posted double-digit organic sales growth, led by Flurotec and Westar components. Our Pharma market unit had low single-digit organic sales growth, led by Westar and Flurotec components and Crystal Zenith® containers.

In the full-year 2020, net sales grew 17.9% to $1.649 billion. Organic sales growth was 17.6%, with currency translation increasing sales growth by 20 basis points. HVP components and devices represented 66% of segment sales and generated double-digit organic sales growth.

Contract-Manufactured Products Segment
In the fourth-quarter 2020, net sales grew by 7.0% to $126.1 million. Organic sales growth was 4.1%, with currency translation increasing sales growth by 290 basis points. Segment performance was led by strong sales of healthcare-related injection and diagnostic devices.

In the full-year 2020, net sales grew by 12.9% to $498.6 million. Organic sales growth was 12.1%, with currency translation increasing sales growth by 80 basis points.

Full-Year 2020 Financial Highlights
Operating cash flow was $472.5 million, an increase of 28.7%. Capital expenditures were $174.4 million. Free cash flow (operating cash flow minus capital expenditures) was $298.1 million, an increase of 23.8%.

Full-Year 2021 Financial Guidance
Full-year 2021 net sales are expected to be in a range of $2.500 billion to $2.525 billion.
◦Organic sales growth is expected to be in a range of 13% to 14%.
◦Net sales guidance includes an estimated full-year 2021 benefit of $75 million based on current foreign exchange rates.
Full-year 2021 reported-diluted EPS is expected to be in a range of $6.00 to $6.15.
◦Full-year reported-diluted EPS guidance range includes an estimated benefit of approximately $0.23 based on current foreign currency exchange rates.
◦This reported-diluted EPS guidance range assumes a full-year 2021 tax rate of 23%, which does not include potential tax benefits from stock-based compensation. As in prior years, we are not including potential 2021 tax benefits from stock-based compensation, as they are out of the Company's control. Any tax benefits associated with stock-based compensation that we receive in 2021 would provide a positive adjustment to our full-year EPS guidance.
◦Full-year 2021 capital spending is expected to be in a range of $230 million to $240 million. This includes incremental capital spending to support capacity expansions at existing HVP facilities to produce components to be used with treatments and vaccines related to COVID-19.

Fourth-Quarter 2020 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 4095168.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, February 25, 2021, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 4095168.

Investor Contact:	Media Contact:
Quintin Lai	Michele Pelkowski
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Pelkowski@westpharma.com

Forward-Looking Statements
Certain forward-looking statements appear in this release and include such words as “believe,” “continue,” “maintain,” “expected,” “to be,” “includes,” “estimated,” “assumes,” “potential,” “would provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A and Part II Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended September 30, 2020, respectively.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
Net sales	$580.2	100%	$470.6	100%	$2,146.9	100%	$1,839.9	100%
Cost of goods and services sold	369.1	64	317.4	67	1,379.1	64	1,234.2	67
Gross profit	211.1	36	153.2	33	767.8	36	605.7	33
Research and development	12.9	2	10.2	2	46.9	2	38.9	2
Selling, general and administrative expenses	76.3	13	69.0	14	302.0	14	272.7	15
Other expense (income), net	5.8	1	(4.1)	—	12.0	1	(2.5)	—
Operating profit	116.1	20	78.1	17	406.9	19	296.6	16
Interest expense, net	1.9	—	0.8	—	6.8	—	4.7	—
Other nonoperating (income) expense	(0.9)	—	(0.1)	—	(1.2)	—	0.1	—
Income before income taxes	115.1	20	77.4	17	401.3	19	291.8	16
Income tax expense	20.4	4	16.5	3	72.5	4	59.0	3
Equity in net income of affiliated companies	(3.7)	(1)	(3.0)	—	(17.4)	(1)	(8.9)	—
Net income	$98.4	17%	$63.9	14%	$346.2	16%	$241.7	13%

Net income per share:
Basic	$1.33		$0.86		$4.68		$3.27
Diluted	$1.29		$0.84		$4.57		$3.21

Average common shares outstanding	74.0		74.1		73.9		74.0
Average shares assuming dilution	76.1		75.7		75.8		75.4

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales:	2020	2019	2020	2019
Proprietary Products	$454.1	$352.7	$1,648.6	$1,398.6
Contract-Manufactured Products	126.1	117.9	498.6	441.5
Eliminations	—	—	(0.3)	(0.2)
Consolidated Total	$580.2	$470.6	$2,146.9	$1,839.9

Gross Profit:
Proprietary Products	$189.4	$134.1	$682.2	$540.4
Contract-Manufactured Products	21.7	19.3	85.6	65.5
Unallocated items	—	(0.2)	—	(0.2)
Gross Profit	211.1	153.2	767.8	605.7
Gross Profit Margin	36.4%	32.5%	35.8%	32.9%

Operating Profit (Loss):
Proprietary Products	$121.6	$74.9	$434.5	$313.6
Contract-Manufactured Products	16.5	15.6	68.6	49.1
Stock-based compensation expense	(6.4)	(5.6)	(34.0)	(24.4)
General corporate costs	(12.6)	(11.8)	(52.1)	(41.9)
Adjusted Operating Profit	$119.1	$73.1	$417.0	$296.4
Adjusted Operating Profit Margin	20.5%	15.5%	19.4%	16.1%

Unallocated items	(3.0)	5.0	(10.1)	0.2
Reported Operating Profit	$116.1	$78.1	$406.9	$296.6
Reported Operating Profit Margin	20.0%	16.6%	19.0%	16.1%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended December 31, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$116.1	$20.4	$98.4	$1.29
Pension settlement (1)	—	0.1	0.3	0.01
Cost Investment Impairment (2)	2.5	—	2.5	0.03
Restructuring and severance related charges (3)	0.3	0.1	0.2	—
Amortization of Acquisition-related Intangible Assets (4)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$119.1	$20.6	$102.1	$1.34

Twelve months ended December 31, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$406.9	$72.5	$346.2	$4.57
Pension settlement (1)	—	0.9	2.9	0.04
Cost Investment Impairment (2)	2.5	—	2.5	0.03
Restructuring and severance related charges (3)	7.0	1.7	5.3	0.07
Amortization of Acquisition-related Intangible Assets (4)	0.6	0.1	3.6	0.05
Adjusted (Non-U.S. GAAP)	$417.0	$75.2	$360.5	$4.76

Three months ended December 31, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$78.1	$16.5	$63.9	$0.84
Restructuring and related charges (3)	1.1	0.3	0.8	0.02
Gain on restructuring-related sale of assets (5)	(1.7)	(0.4)	(1.3)	(0.02)
Pension settlement (1)	—	0.2	0.6	0.01
Argentina currency devaluation (6)	—	(0.3)	0.3	—
Tax recovery (7)	(4.4)	(1.5)	(2.9)	(0.04)
Tax law changes (8)	—	(0.7)	0.7	0.01
Adjusted (Non-U.S. GAAP)	$73.1	$14.1	$62.1	$0.82

Twelve months ended December 31, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$296.6	$59.0	$241.7	$3.21
Restructuring and related charges (3)	4.9	1.2	3.7	0.04
Gain on restructuring-related sale of assets (5)	(1.7)	(0.4)	(1.3)	(0.02)
Pension settlement (1)	—	0.8	2.7	0.04
Argentina currency devaluation (6)	1.0	—	1.0	0.01
Tax recovery (7)	(4.4)	(1.5)	(2.9)	(0.04)
Tax law changes (8)	—	0.3	(0.3)	—
Adjusted (Non-U.S. GAAP)	$296.4	$59.4	$244.6	$3.24

(1)During the three and twelve months ended December 31, 2020, the Company recorded a pension settlement charge of $0.4 million and $3.7 million, respectively, and during the three and twelve months ended December 31, 2019, the Company recorded a pension settlement charge of $0.8 million and $3.5 million, respectively. These charges are recorded within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of its U.S. qualified and non-qualified defined benefit pension plans exceeded the threshold for settlement accounting under U.S. GAAP for the year.

(2)During the three and twelve months ended December 31, 2020, the Company recorded a $2.5 million impairment charge related to a cost investment.

(3)During the three and twelve months ended December 31, 2020, the Company recorded $0.3 million and $7.0 million, respectively, in restructuring and severance related charges. During the three and twelve months ended December 31, 2019, the Company recorded $1.1 million and $4.9 million, respectively, in restructuring and related charges.

(4)During the three and twelve months ended December 31, 2020, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an acquisition of an intangible asset during the second quarter of 2020. During the three and twelve months ended December 31, 2020 the company recorded $0.5 million and $3.1 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(5)During the three and twelve months ended December 31, 2019, the Company recorded a net gain on the sale of fixed assets as a result of its restructuring plans of $1.7 million.

(6)During the twelve months ended December 31, 2019, the Company recorded a charge of $1.0 million related to the continued devaluation of Argentina's currency.

(7)During the three and twelve months ended December 31, 2019, the Company recorded a net tax recovery of $4.4 million related to previously-paid international excise taxes, following a favorable court ruling.

(8)During the three and twelve months ended December 31, 2019, the Company recorded a tax charge of $0.7 million and a net tax benefit of $0.3 million due to the impact of federal law changes enacted during the quarter and year.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (9)

Three months ended December 31, 2020	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$454.1	$126.1	$—	$580.2
Effect of changes in currency translation rates	(12.9)	(3.4)	—	(16.3)
Organic net sales (Non-U.S. GAAP) (9)	$441.2	$122.7	$—	$563.9

Twelve months ended December 31, 2020	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,648.6	$498.6	$(0.3)	$2,146.9
Effect of acquisitions and/or divestitures	(1.2)	—	—	(1.2)
Effect of changes in currency translation rates	(2.2)	(3.5)	—	(5.7)
Organic net sales (Non-U.S. GAAP) (9)	$1,645.2	$495.1	$(0.3)	$2,140.0

(9)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
Depreciation and amortization	$109.1	$103.4
Operating cash flow	$472.5	$367.2
Capital expenditures	$174.4	$126.4

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of December 31, 2020	As of December 31, 2019
Cash and cash equivalents	$615.5	$439.1
Accounts receivable, net	$385.3	$319.3
Inventories	$321.3	$235.7
Accounts payable	$213.1	$156.8
Debt	$255.2	$257.3
Equity	$1,854.5	$1,573.2
Working capital	$870.3	$717.1

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.